Exhibit 99.1

JIVE SOFTWARE ANNOUNCES THIRD QUARTER 2016 RESULTS

Palo Alto, Calif. – November 1, 2016 — Jive Software, Inc. (NASDAQ: JIVE), the leading provider of modern communication and collaboration solutions for business, today announced financial results for its third quarter ended September 30, 2016.

“Our performance in the third quarter exceeded guidance across the board,” said Elisa Steele, CEO of Jive Software. “GAAP loss from operations for the third quarter was $603,000, which was a strong improvement of $8.2 million compared to one year ago. We delivered non-GAAP operating profitability of $3.8 million, which represents the second quarter in a row that we have accomplished this important milestone as a public company.”
“We were pleased with our consistent sequential performance this quarter as we continued to execute on our strategies, build operational strength and optimize spend. As part of our disciplined go-to-market approach, we continue to target opportunities within the enterprise segment and further leverage Jive’s leading Collaboration Hub strategy that increases the value of customers’ investment in multiple vendors’ business applications. As we position the company for the longer term, we are taking steps to deliver our future product vision of a digital workplace that connects employees, customers and partners in a single, virtual Collaboration Hub,” said Steele.
“Our key focus is on execution for the remainder of the year. We are balancing our investments to lay the foundation for future growth as we maintain a disciplined cost structure to achieve our financial goals, while remaining profitable on a non-GAAP operating basis,” concluded Steele.
Third Quarter 2016 Financial Highlights

•
Revenue: Total revenue for the third quarter was $50.7 million, an increase of 2% on a year-over-year basis. Within total revenue, product revenue was $46.6 million for the third quarter, an increase of 2% on a year-over-year basis. Professional services revenue for the third quarter was $4.1 million, an increase of 3% on a year-over-year basis.

•
Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $48.3 million for the third quarter, an increase of 1% year-over-year. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $46.8 million, an increase of 8% on a year-over-year basis.

•
Gross Profit: GAAP gross profit for the third quarter was $34.6 million, an increase of 9% year-over-year, and GAAP gross margin was 68%. Non-GAAP gross profit was $35.5 million for the third quarter, an increase of 6% year-over-year, and non-GAAP gross margin was 70%.

•
Loss from Operations: GAAP loss from operations for the third quarter was $603,000, compared to a loss from operations of $8.8 million for the third quarter of 2015. Non-GAAP income from operations was $3.8 million, compared to non-GAAP loss from operations of $2.2 million for the third quarter of 2015.

•
Net Loss: GAAP net loss for the third quarter was $745,000, compared to a net loss of $8.8 million for the same period last year. GAAP net loss per share for the third quarter was $0.01, based on 77.9 million weighted-average shares outstanding, compared to a net loss per share of $0.12, based on 75.6 million weighted-average shares outstanding, for the same period last year.

Non-GAAP net income for the third quarter was $3.7 million, compared to a non-GAAP net loss of $2.3 million for the same period last year. Non-GAAP net income per share for the third quarter was $0.05, based on 80.3 million weighted-average diluted shares outstanding, compared to a non-GAAP net loss per share of $0.03, based on 75.6 million weighted-average shares outstanding, for the same period last year.

•
Balance Sheet and Cash Flow: As of September 30, 2016, Jive had cash and cash equivalents and marketable securities of $102.5 million, compared to $112.7 million as of December 31, 2015. Cash used by operations was $4.7 million and Jive used $0.4 million to purchase capital expenditures and finance capital leases, leading to negative free cash flow of $5.1 million for the third quarter of 2016, compared to negative free cash flow of $6.3 million for the third quarter of 2015. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures and finance capital leases.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter and Recent Business Highlights

•
Achieved new customer wins with Close Brothers Group Plc, Clyde and Co., Corning Museum of Glass, First Home Mortgage, Ford Motor Company, Fraunhofer IAO, hc1.com, Logicor, M3 Insurance Solutions, National Council of Architectural Registration Boards (NCARB), Positivo Informática, SIEMonster Inc., STMicroelectronics, Tampa Bay Sports and Entertainment, and Truth Initiative, among others.

•
Expanded or renewed customer relationships with ADEO Services, Athenahealth, Inc., CA Technologies, Credit Suisse, Department of Justice, Detroit Diesel Corporation, Driven Brands, Inc., EMC Corporation, FICO, Fidelity Investments, FireEye, HomeAway, Leidos, MD Anderson Physicians Network, Medidata Solutions, National Archives, National Instruments, Pearson Inc., PEO C3T - a division of the U.S. Army, Ricoh Group, ServiceNow, Shaw Communications Inc., SolarWinds, Starwood Hotels, Swedish Partners Medical Group, Tableau Software, Inc. and Windstream Corporation, among others.

•
Jive’s Interactive Intranet solution was named the winner of the Gold Stevie Award in the Best New Product category for big data solutions by the 13th Annual International Business Awards. The International Business Awards is a premier business awards program that honors the achievements of organizations and professionals. This year there was a record total of more than 3,800 nominations in a wide range of categories from more than 60 countries. Jive’s Interactive Intranet was recognized for specific innovations including analytics, search and personalization services that seamlessly pull together the right experts, content and interactions across any apps or devices an employee prefers. Jive was also recognized for its state-of-the-art recommender engine, which helps companies drive employee engagement by leveraging machine-learning insights to uncover the most relevant digital workplace experiences and content.

•
Jive was ranked as a Leader in The Aragon Research Globe™ for Social Software, 2016: Shifting to Work and Outcomes report for the third consecutive year. Aragon Research evaluated 21 global enterprise social networking (ESN) vendors for this year's report, and recognized Jive for its strong partner ecosystem, powerful analytics and continued momentum behind new innovation.

Financial Outlook

As of November 1, 2016, Jive’s guidance for its fourth quarter 2016 and full year 2016 is as follows:

•	Fourth Quarter 2016 Guidance:

•	Total revenue is expected to be in the range of $49.5 million to $50.5 million.

•	Non-GAAP income from operations is expected to be in the range of $2.0 million to $3.0 million.

•	Non-GAAP earnings per share are expected to be in the range of $0.02 to $0.04 based on approximately 81.2 million weighted-average diluted shares outstanding.

•	Change in short-term billings is expected to be in the range of 0% to 5%.

•	Free cash flow is expected to be in the range of $3.0 million to $5.0 million.

•	Full Year 2016 Guidance:

•	Total revenue is expected to be in the range of $201.9 million to $202.9 million.

•	Non-GAAP income from operations is expected to be in the range of $5.4 million to $6.4 million.

•	Non-GAAP earnings per share are expected to be in the range of $0.06 to $0.07 based on approximately 80.2 million weighted-average diluted shares outstanding.

•	Change in short-term billings is expected to be in the range of negative 2% to negative 1%.

•	Free cash flow is expected to be in the range of negative $4.6 million to negative $2.6 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company’s non-GAAP guidance excludes stock-based compensation, income taxes, amortization of intangible assets, restructuring, capital expenditures, and capital lease payments, which are reconciling items between those non-GAAP measures and their most closely comparable GAAP measures. The Company does not provide reconciliations of non-GAAP income from operations, non-GAAP earnings per share or free cash flow to the corresponding GAAP measures due to the high variability of, and difficulty in making accurate forecasts and projections with respect to, the items excluded from these non-GAAP financial measures. In particular, stock-based compensation and restructuring charges are impacted by the Company’s retention needs as well as the future fair market value of its common stock, and free cash flow is impacted by the timing and amounts of capital expenditures, all of which are difficult to predict and subject to constant change. Accordingly, a reconciliation to GAAP loss from operations, GAAP loss per share, and cash flows from operating activities is not available without unreasonable effort. The actual amounts of these excluded items will have a significant impact on the Company’s non-GAAP income from operations, non-GAAP earnings per share and free cash flow.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company's financial results for the third quarter and outlook for the fourth quarter and full year 2016. Listeners may access a live webcast of the conference call along with an accompanying slide presentation under “News, Events & Presentations, Quarterly Earnings” on Jive’s investor relations website at http://quarterlyearnings.jivesoftware.com. A replay of the webcast will be available on the website following the live event. To listen by phone, dial 844-492-3729 (domestic) or 412-542-4195 (international). A replay of this conference call can be accessed through November 8, 2016 by dialing 877-344-7529 (domestic) or 412-317-0088 (international). The replay pass code is 10095079.

About Jive Software

Jive (Nasdaq: JIVE) is the leader in accelerating workplace digital transformation for organizations, enabling people to work better together. The company provides industry-leading Interactive Intranet and Customer Community solutions that connect people, information and ideas to help businesses outpace their competitors. With more than 30 million users worldwide and customers in virtually every industry, Jive is consistently recognized as a leader by top analyst firms, including Gartner Inc. and Aragon Research. More information can be found at www.jivesoftware.com or the Jive Blog.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.
Non-GAAP gross profit, income (loss) from operations, net income (loss) and net income (loss) per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Free cash flow is defined by the Company as cash flows provided by operating activities less principal payments on capital leases and purchases of property and equipment. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional meaningful insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, are not intended to be an alternative to financial measures prepared in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies as non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the fourth fiscal quarter of 2016 and full fiscal year of 2016, expectations regarding our strategy of driving improved financial and operational performance, the timing of sustainable non-GAAP operating profitability, expense reductions and related charges, new business initiatives and changes in product roadmap and development; assumptions related to cost savings, product demand and operating efficiencies; the effectiveness and intended benefits of our product releases; and our belief that we are well positioned to build upon our momentum over time. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.
The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscriptions; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our ability to increase the pace at which we are able to add new customers, our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.
More information about potential factors that could affect our business and financial results is contained in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contacts:
Cindy Klimstra
Jive Software
(650) 319-4343
cindy.klimstra@jivesoftware.com
Brian Denyeau
ICR
(646) 277-1251
brian.denyeau@icrinc.com
Media Contact:
Jason Khoury
Jive Software
(650) 847-8308
jason.khoury@jivesoftware.com

JIVE SOFTWARE, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Product	$46,659	$45,960	$139,730	$133,628
Professional services	4,062	3,945	12,669	12,014
Total revenues	50,721	49,905	152,399	145,642
Cost of revenues:
Product	11,605	12,623	36,620	36,630
Professional services	4,473	5,542	15,237	16,912
Total cost of revenues	16,078	18,165	51,857	53,542
Gross profit	34,643	31,740	100,542	92,100
Operating expenses:
Research and development	10,990	13,187	34,565	40,737
Sales and marketing	17,920	20,172	57,021	57,996
General and administrative	6,420	7,141	19,296	20,420
Restructuring	(84)	—	4,029	—
Total operating expenses	35,246	40,500	114,911	119,153
Loss from operations	(603)	(8,760)	(14,369)	(27,053)
Other income (expense), net:
Interest income	143	72	395	192
Interest expense	(35)	(27)	(116)	(149)
Other, net	(25)	(1)	218	1,036
Total other income, net	83	44	497	1,079
Loss before provision for income taxes	(520)	(8,716)	(13,872)	(25,974)
Provision for income taxes	225	113	1,007	330
Net loss	$(745)	$(8,829)	$(14,879)	$(26,304)
Basic and diluted net loss per share	$(0.01)	$(0.12)	$(0.19)	$(0.35)
Shares used in basic and diluted per share calculations	77,902	75,632	77,179	74,922

JIVE SOFTWARE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$7,062	$9,870
Short-term marketable securities	94,390	96,410
Accounts receivable, net of allowances	39,365	54,090
Prepaid expenses and other current assets	13,868	13,135
Total current assets	154,685	173,505
Marketable securities, noncurrent	1,004	6,429
Property and equipment, net of accumulated depreciation	9,878	12,747
Goodwill	29,753	29,753
Intangible assets, net of accumulated amortization	2,384	4,546
Other assets	5,635	8,165
Total assets	$203,339	$235,145
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,827	$3,684
Accrued payroll and related liabilities	8,833	6,954
Other accrued liabilities	6,435	7,842
Deferred revenue, current	113,775	131,850
Term debt, current	1,800	2,400
Total current liabilities	132,670	152,730
Deferred revenue, less current portion	8,669	16,392
Term debt, less current portion	—	1,200
Other long-term liabilities	2,781	2,682
Total liabilities	144,120	173,004
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	396,302	384,164
Accumulated deficit	(333,416)	(318,537)
Accumulated other comprehensive income loss	(322)	(141)
Total stockholders’ equity	59,219	62,141
Total liabilities and stockholders’ equity	$203,339	$235,145

JIVE SOFTWARE, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(745)	$(8,829)	$(14,879)	$(26,304)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,841	3,907	9,531	11,871
Stock-based compensation	4,090	5,477	11,599	16,765
Change in deferred taxes	180	32	175	95
Non-recurring gain	—	—	—	(1,107)
Other	101	—	175	—
Decrease (increase) in:
Accounts receivable, net	(5,443)	(351)	14,725	19,692
Prepaid expenses and other assets	(1,870)	(323)	(199)	(664)
Increase (decrease) in:
Accounts payable	(1,489)	1,698	(1,744)	4,155
Accrued payroll and related liabilities	505	(1,298)	2,471	(779)
Other accrued liabilities	923	1,443	(1,586)	(207)
Deferred revenue	(3,929)	(6,617)	(25,798)	(19,265)
Other long-term liabilities	173	3	4	282
Net cash provided by (used in) operating activities	(4,663)	(4,858)	(5,526)	4,534
Cash flows from investing activities:
Payments for purchase of property and equipment	(395)	(1,440)	(2,042)	(4,783)
Purchases of marketable securities	(20,719)	(23,688)	(60,143)	(81,445)
Sales of marketable securities	—	6,601	1,001	17,903
Maturities of marketable securities	22,700	21,299	66,098	61,101
Net cash provided by (used in) investing activities	1,586	2,772	4,914	(7,224)
Cash flows from financing activities:
Proceeds from exercise of stock options	13	285	318	1,073
Taxes paid related to net share settlement of equity awards	(273)	(194)	(648)	(789)
Capital lease payments	(49)	—	(80)	—
Repayments of term loans	(600)	(600)	(1,800)	(1,800)
Non-recurring gain	—	—	—	1,107
Net cash used in financing activities	(909)	(509)	(2,210)	(409)
Net decrease in cash and cash equivalents	(3,986)	(2,595)	(2,822)	(3,099)
Effect of exchange rate changes	(14)	3	14	(44)
Cash and cash equivalents, beginning of period	11,062	20,043	9,870	20,594
Cash and cash equivalents, end of period	$7,062	$17,451	$7,062	$17,451

JIVE SOFTWARE, INC.
Reconciliation of Non-GAAP Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Gross profit, as reported	$34,643	$31,740	$100,542	$92,100
Add back:
Stock-based compensation	487	734	1,676	2,388
Amortization related to acquisitions	406	905	1,966	2,788
Gross profit, non-GAAP	$35,536	$33,379	$104,184	$97,276
Gross margin, non-GAAP	70%	67%	68%	67%
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Research and development, as reported	$10,990	$13,187	$34,565	$40,737
Less:
Stock-based compensation	979	1,644	2,819	5,997
Amortization related to acquisitions	—	61	52	649
Research and development, non-GAAP	$10,011	$11,482	$31,694	$34,091
As percentage of total revenues, non-GAAP	20%	23%	21%	23%
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Sales and marketing, as reported	$17,920	$20,172	$57,021	$57,996
Less:
Stock-based compensation	867	1,164	2,522	2,958
Amortization related to acquisitions	17	129	143	388
Sales and marketing, non-GAAP	$17,036	$18,879	$54,356	$54,650
As percentage of total revenues, non-GAAP	34%	38%	36%	38%
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
General and administrative, as reported	$6,420	$7,141	$19,296	$20,420
Less:
Stock-based compensation	1,757	1,937	4,555	5,426
General and administrative, non-GAAP	$4,663	$5,204	$14,741	$14,994
As percentage of total revenues, non-GAAP	9%	10%	10%	10%
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Loss from operations, as reported	$(603)	$(8,760)	$(14,369)	$(27,053)
Add back:
Stock-based compensation	4,090	5,479	11,572	16,769
Amortization related to acquisitions	423	1,095	2,161	3,825
Restructuring charges	(84)	—	4,029	—
Income (loss) from operations, non-GAAP	$3,826	$(2,186)	$3,393	$(6,459)
As percentage of total revenues, non-GAAP	8%	(4)%	2%	(4)%
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Loss before provision for income taxes, as reported	$(520)	$(8,716)	$(13,872)	$(25,974)
Add back:
Stock-based compensation	4,090	5,479	11,572	16,769
Amortization related to acquisitions	423	1,095	2,161	3,825
Restructuring charges	(84)	—	4,029	—
Less:
Non-recurring gain	—	—	—	(1,107)
Income (loss) before provision for income taxes, non-GAAP	$3,909	$(2,142)	$3,890	$(6,487)

JIVE SOFTWARE, INC.
Reconciliation of Non-GAAP Information
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss, as reported	$(745)	$(8,829)	$(14,879)	$(26,304)
Add back:
Stock-based compensation	4,090	5,479	11,572	16,769
Amortization related to acquisitions	423	1,095	2,161	3,825
Restructuring charges	(84)	—	4,029
Less:
Non-recurring gain	—	—	—	(1,107)
Net income (loss), non-GAAP	$3,684	$(2,255)	$2,883	$(6,817)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP weighted average diluted shares	77,902	75,632	77,179	74,922
Dilutive equity awards included in non-GAAP earnings per share	2,426	—	2,095	—
Non-GAAP weighted average diluted shares	80,328	75,632	79,274	74,922

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Diluted net loss per share, as reported	$(0.01)	$(0.12)	$(0.19)	$(0.35)
Add back:
Stock-based compensation	0.05	0.07	0.15	0.22
Amortization related to acquisitions	0.01	0.01	0.03	0.05
Restructuring charges	—	—	0.05	—
Less:
Non-recurring gain	—	—	—	(0.01)
Diluted net income (loss) per share, non-GAAP (1)	$0.05	$(0.03)	$0.04	$(0.09)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Total revenues	$50,721	$49,905	$152,399	$145,642
Deferred revenue, current, end of period	113,775	121,752	113,775	121,752
Less: Deferred revenue, current, beginning of period	(116,218)	(123,779)	(131,850)	(128,592)
Short-term billings	$48,278	$47,878	$134,324	$138,802

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Total revenues	$50,721	$49,905	$152,399	$145,642
Deferred revenue, end of period	122,444	141,274	122,444	141,274
Less: Deferred revenue, beginning of period	(126,373)	(147,891)	(148,242)	(160,539)
Billings	$46,792	$43,288	$126,601	$126,377

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash flows provided by (used in) operating activities	$(4,663)	$(4,858)	$(5,526)	$4,534
Payments for purchase of property and equipment	(395)	(1,440)	(2,042)	(4,783)
Capital lease payments	(49)	—	(80)	—
Free cash flow	$(5,107)	$(6,298)	$(7,648)	$(249)

(1)	Per share amounts may not add due to rounding.